SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 27, 2001


                             PS BUSINESS PARKS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


      CALIFORNIA                       1-10709                 95-4300881
      ----------                       -------                 ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                     Identification Number)


               701 Western Avenue, Glendale, California 91201-2379
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events

PS Business Parks, Inc., through its consolidated partnership (collectively referred to as the "Company"), acquired a business park consisting of 17 buildings known as "Metro Park North" on December 27, 2001 at an aggregate purchase price of approximately $127.3 million (including closing costs and deferred maintenance). The park was acquired through the acquisition of five limited liability companies controlled by one seller. The Company is not affiliated with the seller and the purchase price was established through arm's length negotiations. The acquisition was funded with the Company's existing cash balances, borrowings of $40 million from its unsecured line of credit with Wells Fargo Bank and borrowings from an affiliate of $35 million.

The following table provides certain information concerning the facilities acquired:


         Name and                                       Date of                   Allocation of    Net Rentable    Occupancy
         Location                    Seller           Acquisition  Property Type  Purchase Price  Square Footage   at Closing
-------------------------   ------------------------ ------------- ------------- --------------- ---------------- ------------
Metro Park I
  Rockville, Maryland        MP Investments I, LLC     12/27/01     Flex/Office    $ 41,939,000       340,424         100%


Metro Park II
  Rockville, Maryland        MP Investments II, LLC    12/27/01      Flex/Office     13,532,000       109,473         100%

Metro Park III
  Rockville, Maryland        MP Investments III, LLC   12/27/01        Office        17,594,000       116,753          62%
                             LLC

Metro Park IV
  Rockville, Maryland        MP Investments IV, LLC    12/27/01        Office        16,223,000       113,912         100%

Metro Park V
  Rockville, Maryland        MP Investments V, LLC     12/27/01        Office        38,027,000       224,725          97%
                                                                                 --------------- ---------------- ------------
                                                                                   $127,315,000       905,287          95%
                                                                                 =============== ================ ============

Item 7. Financial Statements and Exhibits

(a)(3)  Financial Statements Specified by Rule 3.14 of Regulation S-X
        -------------------------------------------------------------

         Metro Park North

         o    Report of Independent Auditors

         o Combined Statements of Certain Revenues and Certain Operating Expenses for the six months ended September 30, 2001 (unaudited) and for the year ended March 31, 2001

         o Notes to Combined Statements of Certain Revenues and Certain Operating Expenses

         An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Metro Park North was acquired from a single unaffiliated party and (ii) based on the investigation of Metro Park North by the Company, management is not aware of any material factors relating to Metro Park North that would cause this financial information not to be necessarily indicative of future operating results other than the factors specifically considered by the Company as described below.

         In the decision to acquire Metro Park North, the Company considered the competition from other commercial property owners, the location, the leases, the rental rates and the occupancy levels.

         The Company has reviewed the expenses of Metro Park North, including salaries of on-site personnel, utilities, property taxes, supplies, insurance and repairs and maintenance. The Company expects that certain operating expenses in the future will be consistent with those reported the six months ended September 30, 2001 and for the year ended March 31, 2001.

(b)      Pro Forma Consolidated Finanical Statements
         -------------------------------------------

(c)      Exhibits
         --------

         23.  Consent of Independent Auditors

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         PS BUSINESS PARKS, INC.


Date:  January 16, 2002                                    By: /S/ JACK CORRIGAN
                                                               -----------------
                                                                   Jack Corrigan
                                      Vice President and Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of PS Business Parks, Inc.


We have audited the accompanying combined statement of certain revenues and certain operating expenses of the operating properties that comprise Metro Park North, described in Note 1 (the "Statement"), for the year ended March 31, 2001. The Statement is the responsibility of Metro Park North's management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in
Note 1, and is not intended to be a complete presentation of Metro Park North's revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the combined certain revenues and certain operating expenses described in Note 1 of Metro Park North for the year ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




PricewaterhouseCoopers LLP
San Francisco, California
January 4, 2002

                               METRO PARK NORTH
      Combined Statements of Certain Revenus and Certain Operating Expenses


                                            Six months ended        Year ended
                                           September 30, 2001     March 31, 2001
                                          -------------------- -----------------
                                                         (Unaudited)
Certain rental revenues................    $    8,121,000        $  15,646,000
Certain operating expenses.............        (2,868,000)          (5,690,000)
                                          -------------------- -----------------
Certain rental  revenues in  excess  of
    certain operating expenses.........    $    5,253,000        $   9,956,000
                                          ==================== =================



                             See accompanying notes

                               METRO PARK NORTH
 Notes to Combined Statements of Certain Revenues and Certain Operating Expenses


1.       Background and Basis for Presentation

         The accompanying combined statements of certain revenues and certain operating expenses include the accounts of the operating properties that comprise Metro Park North, located in Maryland and acquired by PS Business Parks, Inc., through its consolidated partnership (collectively referred to as the "Company") on December 27, 2001 for approximately $127 million. The statements have been prepared in order to comply with Rule 3-14 of Regulation S-X, "Special instructions for real estate operations to be acquired" and are prepared on the accrual basis of accounting.

         The following table summarizes the properties acquired:

            Name and Location              Seller              Property Type
        --------------------------- ------------------------- ---------------
         Metro Park I
           Rockville, Maryland        MP Investments I, LLC    Flex/Office

         Metro Park II
           Rockville, Maryland        MP Investments II,        Flex/Office
                                      LLC
         Metro Park III
           Rockville, Maryland        MP Investments III,         Office
                                      LLC
         Metro Park IV
           Rockville, Maryland        MP Investments IV,          Office
                                      LLC
         Metro Park V
           Rockville, Maryland        MP Investments V, LLC       Office

         The combined statements of certain revenues and certain operating expenses include only the accounts and activities of the operating properties that comprise Metro Park North. Items that are not comparable to the future operations of Metro Park North have been excluded. Such items include depreciation, amortization, management fees, interest expense, interest income, professional fees, miscellaneous income and straight line rent adjustments.

2.       Summary of Significant Accounting Policies

         Revenue Recognition

         Metro Park North leases space to tenants for which they charge minimum rents and receive reimbursement for certain operating expenses. The leases are accounted for as operating leases and are non-cancelable with varying terms and expiration dates. Recoveries from tenants are recognized as income in the period the applicable costs are accrued.

         Certain Operating Expenses

         Certain operating expenses include costs paid or incurred by the owners for maintaining, operating and repairing the operating properties. This includes utilities, repairs and maintenance and real estate taxes.

                                METRO PARK NORTH
 Notes to Combined Statements of Certain Revenues and Certain Operating Expenses


         Use of Estimates

         The preparation of the statements of certain revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statements of certain revenues and certain operating expenses and accompanying notes. Actual results could differ from those estimates.

         Interim Statements

         The interim financial data for the six months ended September 30, 2001 is unaudited; however, in the opinion of the management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

ITEM 7 (b)  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following unaudited pro forma consolidated financial statements were prepared to reflect the acquisition of real estate facilities by PS Business Parks, Inc., through its consolidated partnership (collectively referred to as the "Company").

The Company acquired a business park consisting of 17 buildings known as "Metro Park North" on December 27, 2001 at an aggregate purchase price of approximately $127.3 million (including closing costs and deferred maintenance). The Company is not affiliated with the sellers and the purchase price was established through arm's length negotiations. The acquisition was funded with the Company's existing cash balances, borrowings of $40 million from its unsecured line of credit with Wells Fargo Bank and borrowings from an affiliate of $35 million.

The Company acquired 12 buildings known as the "Prosperity Business Campus" and 12 buildings (including 24 acres of developable land) known as the "Cornell Oaks Corporate Center" on June 1, 2001 and November 20, 2001, respectively, at an aggregate purchase price of approximately $175.9 million. The Company is not affiliated with the sellers and the purchase price was established through arm's length negotiations. The acquisitions were funded with the Company's existing cash balances, proceeds from preferred offerings (see below) and borrowings of $60 million from its unsecured line of credit with Wells Fargo Bank.

In addition to adjustments to reflect the recently acquired properties, pro forma adjustments were made to reflect the following transactions:

        1. On May 10, 2001 and June 18, 2001, the Company issued 1,840,000 and 800,000 depositary shares, respectively, each representing 1/1,000 of a share of the Company's 9 1/2% Cumulative Preferred Stock, Series D at $25.00 per share. Net proceeds were approximately $64.3 million and were used for investment in real estate.

        2. On September 21, 2001, the Company completed a private placement of 2,120,000 preferred units with a preferred distribution rate of 9 1/4%. Net proceeds were approximately $51.6 million and were used for investment in real estate.

The pro forma consolidated balance sheet at September 30, 2001 has been prepared to reflect the subsequent acquisitions of commercial properties.

The pro forma consolidated statements of income for the nine months ended September 30, 2001 and the year ended December 31, 2000 have been prepared assuming (i) the aforementioned acquisitions of commercial properties and (ii) the aforementioned public offerings of depositary shares representing fractional interest in preferred stock and the private placement of preferred units, as if all such transactions were consummated at the beginning of the periods presented. The operations of all property acquisitions are based on historical operating results.

As a result of the different existing fiscal year-ends of December 31 for the Company and March 31 for Metro Park North, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2000 includes the actual operations of the Company for the year ended December 31, 2000 and the actual operations of Metro Park North for the year ended March 31, 2001. As such, the operating results of Metro Park North for the three months ended March 31, 2001 are included in the unaudited pro forma condensed combined income statements for the year ended December 31, 2000 and also for the nine months ended September 30, 2001.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that the Company believes is reasonable in the circumstances. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and other documents filed with the Securities and Exchange Commission (such as Form 8-K's which reference property acquisitions) from time to time. The following pro forma consolidated financial statements do not purport to represent what the Company's results of operations would actually have been if the transactions had in fact occurred at the beginning of the dates indicated or to project the Company's results of operations for any future date or period.

                             PS BUSINESS PARKS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                   (Unaudited)
                  (Amounts in thousands, except per share data)

                                                                                       Property
                                                                                     Acquisitions
                                                                  Historical           (Note 1)           Pro Forma
                           ASSETS                            ------------------- ------------------- ---------------------
                           ------
Cash and cash equivalents.................................     $         66,291   $        (66,291)   $              -
Marketable securities.....................................                8,657                  -               8,657
Real estate, net of accumulated depreciation..............              941,998            214,815           1,156,813
Receivables and other assets..............................               11,559                  -              11,559
                                                             ------------------- ------------------- ---------------------
     Total assets.........................................     $      1,028,505   $        148,524    $      1,177,029
                                                             =================== =================== =====================

            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------

Accrued and other liabilities.............................     $         35,202   $              -    $         35,202
Line of credit............................................                    -            100,000             100,000
Mortgage notes payable....................................               30,354                  -              30,354
Notes payable to affiliate................................                    -             48,524              48,524

Minority interests:
   Preferred units........................................              197,750                  -             197,750
   Common units...........................................              162,338                  -             162,338

Shareholders' equity:
   Preferred stock,  $0.01 par value,   50,000,000  shares
      authorized, 4,840 shares issued and  outstanding  at
      September 30, 2001..................................              121,000                  -             121,000
   Common  stock,  $0.01 par  value,  100,000,000   shares
      authorized, 21,704,067 shares issued and outstanding
      at September 30, 2001...............................                  217                  -                 217
   Paid-in capital........................................              426,546                  -             426,546
   Cumulative net income..................................              162,134                  -             162,134
   Other comprehensive loss...............................                 (740)                 -                (740)
   Cumulative distributions...............................             (106,296)                 -            (106,296)
                                                             ------------------- ------------------- ---------------------
       Total shareholders' equity.........................              602,861                  -             602,861
                                                             ------------------- ------------------- ---------------------
   Total liabilities and shareholders' equity.............     $      1,028,505   $        148,524    $      1,177,029
                                                             =================== =================== =====================

Book value per common share (Note 2)......................     $         22.20                        $         22.20
                                                             =================== =================== =====================
Shares outstanding........................................              21,704                                 21,704
                                                             =================== =================== =====================

        See Accompanying Notes to Pro Forma Consolidated Balance Sheet.

                             PS BUSINESS PARKS, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                   (Unaudited)


1.       Property Acquisitions
         ---------------------

         On November 20, 2001, the Company acquired 12 buildings known as the Cornell Oaks Corporate Center from an unaffiliated third party at an aggregate cost of approximately $87.5 million. On December 27, 2001, the Company acquired 17 buildings known as Metro Park North from an unaffiliated third party at an aggregate cost of approximately $127.3 million.

         The following pro forma adjustments have been made to the pro forma consolidated balance sheet to reflect the aforementioned transaction as if these properties had been owned by the Company as of September 30, 2001.

        o Pro forma adjustments have been made to cash and cash equivalents to reflect:


        o        The acquisition cost of Cornell Oaks Corporate Center.........................     $  (87,500,000)
        o        The acquisition cost of Metro Park North......................................       (127,315,000)
        o        Borrowings from the line of credit to fund the acquisition....................        100,000,000
        o        Borrowings from an affiliate to fund the acquisition..........................         48,524,000
                                                                                                   ------------------
                                                                                                    $  (66,291,000)
                                                                                                   ==================
        o    A  pro forma  adjustment  has  been made to real estate  facilities to reflect the
             acquisition cost of the facilities acquired.......................................     $  214,815,000
                                                                                                   ==================
        o    A  pro  forma  adjustment  has  been  made to reflect borrowings  from the line of
             credit to fund the acquisition....................................................     $  100,000,000
                                                                                                   ==================
        o    A  pro forma  adjustment  has  been  made to reflect borrowings  from an affiliate
             to fund the acquisition...........................................................     $   48,524,000
                                                                                                   ==================

2.       Book value per common share
         ---------------------------

         Book value per common share has been determined by dividing total common shareholders' equity by the outstanding common shares. The following summarizes the common shares outstanding:

                                                                                                     Common shares
                                                                                                      outstanding
                                                                                                   -------------------
        o        Historical shares outstanding at September 30, 2001...........................         21,704,000




     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                             PS BUSINESS PARKS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 2001
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                                  Property          Other
                                                                                Acquisitions     Adjustments
                                                               Historical         (Note 1)         (Note 2)         Pro Forma
                                                             ---------------- ----------------- ---------------- ---------------
               REVENUES:
                  Rental income............................   $    121,964     $     25,270      $          -     $    147,234
                 Facility management fees primarily from
                    affiliates.............................            499                -                 -              499
                  Business services........................            308                -                 -              308
                  Interest income                                    1,659                -            (1,280)             379
                  Dividend income..........................             12                -                 -               12
                                                             ---------------- ----------------- ---------------- ---------------
                                                                   124,442           25,270            (1,280)         148,432
                                                             ---------------- ----------------- ---------------- ---------------
               EXPENSES:
                  Cost of operations.......................         32,852            7,805                 -           40,657
                  Cost of facility management..............            111                -                 -              111
                  Cost of business services................            460                -                 -              460
                  Depreciation and amortization............         30,058            4,765                 -           34,823
                  General and administrative...............          3,157                -                 -            3,157
                  Interest expense.........................            932                -             3,461            4,393
                                                             ---------------- ----------------- ---------------- ---------------
                                                                    67,570           12,570             3,461           83,601
                                                             ---------------- ----------------- ---------------- ---------------
               Income  (loss)  before  gain on real estate
               investments and minority interest in income.         56,872           12,700            (4,741)          64,831
                  Gain on investment in Pacific Gulf
                  Properties, Inc..........................             15                -                 -               15
                                                             ---------------- ----------------- ---------------- ---------------
               Income  (loss) before  minority interest in
               income......................................         56,887           12,700            (4,741)          64,846
                  Minority interest in income - preferred
                  units...................................          (9,696)               -            (3,541)         (13,237)
                  Minority interest in income - common
                  units (Note 4)...........................        (10,047)          (3,099)            2,632          (10,514)
                                                             ---------------- ----------------- ---------------- ---------------
               Net income (loss)...........................   $     37,144     $      9,601      $     (5,650)    $      41,095
                                                             ================ ================= ================ ===============

               Net income (loss) allocation:
                  Allocable to preferred shareholders......   $      6,014     $          -      $      2,504     $      8,518
                  Allocable to common shareholders.........         31,130            9,601            (8,154)          32,577
                                                             ---------------- ----------------- ---------------- ---------------
                                                              $     37,144     $      9,601      $     (5,650)    $     41,095
                                                             ================ ================= ================ ===============
               Net income per common share (Note 3):
                    Basic..................................   $      1.38                                         $        1.44
                                                             ================                                    ===============
                    Diluted................................   $      1.37                                         $        1.44
                                                             ================                                    ===============

               Weighted average common shares outstanding
                (Note 3):
                    Basic..................................        22,610                                                22,610
                                                             ================                                    ===============
                    Diluted................................        22,685                                                22,685
                                                             ================                                    ===============


     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                             PS BUSINESS PARKS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 2001
                                   (Unaudited)
                  (Amounts in thousands, except per share data)


                                                                                  Property          Other
                                                                                Acquisitions     Adjustments
                                                               Historical         (Note 1)         (Note 2)         Pro Forma
                                                             ---------------- ----------------- ---------------- ---------------
               REVENUES:
                  Rental income............................   $    144,171     $     36,712      $          -     $    180,883
                 Facility management fees primarily from
                    affiliates.............................            581                -                 -              581
                  Business services........................            505                -                 -              505
                  Interest income..........................          4,076                -            (2,520)           1,556
                  Dividend income..........................          1,301                -                 -            1,301
                                                             ---------------- ----------------- ---------------- ---------------
                                                                   150,634           36,712            (2,520)         184,826
                                                             ---------------- ----------------- ---------------- ---------------
               EXPENSES:
                  Cost of operations.......................         39,290           11,285                 -           50,575
                  Cost of facility management..............            111                -                 -              111
                  Cost of business services................            344                -                 -              344
                  Depreciation and amortization............         35,637            7,358                 -           42,995
                  General and administrative...............          3,954                -                 -            3,954
                  Interest expense.........................          1,481                -             4,615            6,096
                                                             ---------------- ----------------- ---------------- ---------------
                                                                    80,817           18,643             4,615          104,075
                                                             ---------------- ----------------- ---------------- ---------------
               Income  (loss)  before  gain on real  estate
               investments and minority interest in income.         69,817           18,069            (7,135)          80,751
                  Gain on disposition of real estate.......            256                -                 -              256
                  Gain on investment in Pacific Gulf
                  Properties, Inc..........................          7,849                -                 -            7,849
                                                             ---------------- ----------------- ---------------- ---------------
               Income  (loss) before  minority  interest in
               income......................................         77,922           18,069            (7,135)          88,856
                  Minority interest in income - preferred
                  units....................................        (12,185)               -            (4,903)         (17,088)
                  Minority interest in income - common
                  units (Note 4)...........................        (14,556)          (4,337)            4,394          (14,499)
                                                             ---------------- ----------------- ---------------- ---------------
               Net income (loss)...........................   $     51,181     $     13,732      $     (7,644)    $     57,269
                                                             ================ ================= ================ ===============

               Net income allocation:
                  Allocable to preferred shareholders......   $      5,088     $          -      $      6,270     $     11,358
                  Allocable to common shareholders.........         46,093           13,732           (13,914)          45,911
                                                             ---------------- ----------------- ---------------- ---------------
                                                              $     51,181     $     13,732      $     (7,644)    $     57,269
                                                             ================ ================= ================ ===============
               Net income per common share (Note 3):
                    Basic..................................   $      1.98                                         $        1.97
                                                             ================                                    ===============
                    Diluted................................   $      1.97                                         $        1.96
                                                             ================                                    ===============

               Weighted average common shares outstanding
                 (Note 3):
                    Basic..................................        23,284                                               23,284
                                                             ================                                    ===============
                    Diluted................................        23,365                                               23,365
                                                             ================                                    ===============


     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  For the nine months ended September 30, 2001
                      and the year ended December 31, 2000
                                   (Unaudited)


1.       Property Acquisitions
         ---------------------

         The following pro forma adjustments have been made to reflect the operations of the newly acquired properties as if such properties had been owned and operated by the Company throughout the entire periods presented:



                                                                              Nine months ended       Year ended
                                                                              September 30, 2001   December 31, 2000
                                                                           ---------------------- -------------------
                                                                                     (Amounts in thousands)
        o   Rental income has been adjusted to reflect:
             o    the pro  forma   rental   income  as  if  the   acquired
                  properties were owned  by the  Company  for the  periods
                  presented:
                     Prosperity Business Campus...........................    $        9,731        $       11,572
                     Cornell Oaks Corporate Center........................             7,625                 9,494
                     Metro Park North.....................................            12,287                15,646
             o    the rental income of these  properties which are already
                  included in the Company's historical amounts............            (4,373)                    -
                                                                           ---------------------- -------------------
                                                                              $       25,270        $       36,712
                                                                           ====================== ===================
        o   Cost of operations has been adjusted to reflect:
             o   the pro  forma  cost  of  operations  as if the  acquired
                 properties  were  owned by the  Company  for the  periods
                 presented:
                     Prosperity Business Campus...........................    $        2,625        $        3,254
                     Cornell Oaks Corporate Center........................             1,758                 2,341
                     Metro Park North.....................................             4,503                 5,690
             o   the cost of  operations  of these  properties  which  are
                 already included in the Company's historical amounts.....            (1,081)                    -
                                                                           ---------------------- -------------------
                                                                              $        7,805        $       11,285
                                                                           ====================== ===================

        o    A  pro  forma   adjustment  has  been  made  to  reflect  the
             incremental depreciation expense of the  acquired  properties as  if  they  were  owned  by  the  Company  for  the periods
             presented....................................................    $        4,765        $        7,358
                                                                           ====================== ===================

        o    Minority    interest    in   income    allocable   to  common
             unitholders  has  been  adjusted  based  upon  its  pro  rata
             ownership interest in the pro forma adjustments above........    $       (3,099)       $       (4,337)
                                                                           ====================== ===================


                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  For the nine months ended September 30, 2001
                      and the year ended December 31, 2000
                                   (Unaudited)


2.       Other Pro Forma Adjustments
         ---------------------------



                                                                              Nine months ended       Year ended
                                                                              September 30, 2001   December 31, 2000
                                                                           ---------------------- -------------------
                                                                                      (Amounts in thousands,
                                                                                      except per share data)

        o    Interest  income  has  been  adjusted to reduce the interest earned on average cash balances that would not have  existed had the acquisitions  been  consummated  at the beginning of
             the periods presented.......................................     $        1,280        $        2,520
                                                                           ====================== ===================

        o    Interest  expense has been adjusted to reflect the interest expense associated with the line of credit and note payable to affiliate as if the borrowings had been completed at the
             beginning of the periods presented..........................     $        3,461        $        4,615
                                                                           ====================== ===================

        o    Minority interest in income - preferred has been adjusted to reflect  the  incremental  preferred distributions as if the preferred unit offering  had been completed at the beginning
             of the periods presented....................................     $       (3,541)       $       (4,903)
                                                                           ====================== ===================

        o    Net  income  allocable  to  preferred  shareholders has been adjusted  to  reflect the incremental preferred dividends as if  the  preferred  stock offering had been completed at the
             beginning of the periods presented..........................     $        2,504        $        6,270
                                                                           ====================== ===================

        o    Minority interest  in income allocable to common unitholders has been adjusted based upon its pro rata ownership interest
             in the above pro forma adjustments...........................    $        2,632        $        4,394
                                                                           ====================== ===================


                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  For the nine months ended September 30, 2001
                      and the year ended December 31, 2000
                                   (Unaudited)


3.       Net income per common share has been computed as follows:
         ---------------------------------------------------------


                                                                              Nine months ended       Year ended
                                                                              September 30, 2001   December 31, 2000
                                                                           ---------------------- -------------------
                                                                                      (Amounts in thousands,
                                                                                      except per share data)
        Historical net income allocable to common shareholders...........    $        31,130       $        46,093
                                                                           ====================== ===================

        Historical weighted average common shares - basic................             22,610                23,284
             Dilutive effect of stock options............................                 75                    81
                                                                           ---------------------- -------------------
        Historical weighted average common shares - diluted..............             22,685                23,365
                                                                           ====================== ===================

        Historical net income per common share - basic...................    $         1.38        $         1.98
        Historical net income per common share - diluted.................    $         1.37        $         1.97

---------------------------------------------------------------------------------------------------------------------

        Pro forma net income allocable to common shareholders............    $        32,577       $        45,911
                                                                           ====================== ===================

        Pro forma weighted average common shares - basic.................             22,610                23,284
             Dilutive effect of stock options............................                 75                    81
                                                                           ---------------------- -------------------
        Pro forma weighted average common shares - diluted...............             22,685                23,365
                                                                           ====================== ===================

        Pro forma net income per common share - basic....................    $        1.44         $         1.97
        Pro forma net income per common share - diluted..................    $        1.44         $         1.96


                             PS BUSINESS PARKS, INC.
              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                  For the nine months ended September 30, 2001
                      and the year ended December 31, 2000
                                   (Unaudited)


4.       Minority Interest
         -----------------

         Minority interest represents ownership interests of common OP units in the consolidated Operating Partnership which are not owned by the Company. The common OP units, subject to certain conditions of the Operating Partnership Agreement, are convertible into common shares of the Company on a one-for-one basis. The following table summarizes the ownership interests:


                                                                              Nine months ended        Year ended
                                                                              September 30, 2001     December 31, 2000
                                                                           ---------------------- ---------------------
                                                                                      (Amounts in thousands,
                                                                                       except per share data)
        Pro forma weighted average common shares outstanding..............          22,610                23,284
        Pro forma  weighted  average  common  OP  units  owned by minority
          interests.......................................................           7,307                 7,363
                                                                           ---------------------- ---------------------
        Pro forma  weighted  average  common shares  outstanding  assuming
        conversion of common OP units.....................................          29,917                30,647
                                                                          ====================== =====================

        Percentage owned by common shareholders...........................           75.6%                 76.0%
        Percentage owned by common unitholders............................           24.4%                 24.0%
                                                                           ---------------------- ---------------------
             Total ownership interest.....................................          100.0%                100.0%
                                                                           ====================== =====================
